SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2005

Array BioPharma Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31979	84-1460811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Walnut Street, Boulder, Colorado		80301
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 381-6600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Lease Agreements. On December 22, 2005, Array BioPharma Inc. (the “Company”) entered into an Addendum #6 to a Facility Lease Agreement with Circle Capital Longmont LLC (the “Amendment”). The Amendment extends Array’s option to occupy a third building provided by the Landlord in Addendum #4 for an additional 30 days from the dates called for in Addendum #5.

Amendment to Loan and Security Agreement. On December 28, 2005, the Company entered into a First Amendment to a Loan and Security Agreement (“First Amendment”) with Comerica Bank (the “Bank”). The First Amendment drops the required minimum cash balances that the Company must maintain at the Bank to zero, as long as the Company’s total cash, equivalents and marketable securities, including those invested at the Bank is $40 million or higher.

Additionally, the threshold balance maintained at the Bank in order to reduce the borrowing interest rate by 0.50% was increased from $8 million to $10 million.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The information relating to the Company’s obligations under the Amendments set forth in Item 1.01 is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRAY BIOPHARMA INC.

Date: December 28, 2005	By:	/s/ Robert E. Conway
Robert E. Conway
Chief Executive Officer